Exhibit 8

Subsidiary (as of December 31, 2022)	Jurisdiction of Organization
Aços Laminados do Pará S.A.	Brazil
Atlantic Iron S.àr.l	Luxembourg
Biocarbono S.A.	Brazil
Mineração Onça Puma	Brazil
Co-Log Logística de Produtos S.A.	Brazil
Companhia Portuaria Baia de Sepetiba	Brazil
Companhia Siderúrgica Ubu	Brazil
Companhia Usina Tecpar	Brazil
Docepar S.A.	Brazil
Eastern Star Resources Pty	Australia
Ferrous Resources Limited (Isle of Man)	Isle of Man
Ferrous Resources Limited (UK)	UK
Florestas Rio Doce S.A	Brazil
Kaolin Overseas Ltd.	Switzerland
CMM Overseas S.A.	Switzerland
Mediterranean Iron Limited	Malta
Mineração Guanhães Ltda.	Brazil
Minerações Brasileiras Reunidas S.A.	Brazil
Monticello Insurance Ltd.	Barbados
PT Bahodopi Nickel Smelting Indonesia	Indonesia
PT Kolaka Nickel Indonesia	Indonesia
PT Sumbawa Timur Mining	Indonesia
PT Vale Eksplorasi Indonesia	Indonesia
PT Vale Indonesia Tbk	Indonesia
Railvest Investments Inc	Canada
Rio Doce Australia Pty Ltd	Australia
Salobo	Brazil
Seamar Shipping Corporation	Liberia
Startec Iron LLC	Brazil
Tecnored Desenvolvimentos Tecnológicos S.A.	Brazil
Vale Americas Inc	USA
Vale Ásia Kabushiki Kaisha	Japan
Vale Base Metals Asia Pacific Pte. Ltd	Singapore
Vale Canada Ltd	Canada
Vale China Holdings (Barbados) Ltd.	Barbados
Vale Colombia SAS en Liquidación	Colombia
Vale Emirates Ltd.	United Arab Emirates
Vale Energia S.A	Brazil
Vale Europe Limited	England
Vale Europe Pension Trustees Ltd.	England
Vale Exploracion Argentina S.A.	Argentina
Vale Exploraciones Chile Ltda	Chile
Vale Exploration Peru SAC	Peru
Vale Fertilizer Netherlands B.V	Netherlands
Vale Holdings B.V	Netherlands
Vale Inco Europe Holdings	England
Vale India Private Limited	India
Vale International S.A	Switzerland
Vale Investments S.A.	Switzerland
Vale Japan Ltd.	Japan
Vale Logística de Argentina S.A	Argentina
Vale Logística de Uruguay S.A	Uruguay
Vale Malaysia Minerals Sdn. Bhd.	Malaysia
Vale Malaysia Sdn. Bhd.	Malaysia
Vale Manganês S.A	Brazil
Vale Mauritius Ltd.	Mauritius
Vale Metais Basicos S.A	Brazil
Vale Metals (Shanghai) Co.,Ltd	China
Vale Minerals China Co. Ltd	China
Vale Newfoundland & Labrador Ltd.	Canada
Vale Óleo e Gás S.A	Brazil
Vale Oman Distribution Center LLC	Oman
Vale Oman Pelletizing Company LLC	Oman
Vale Overseas Ltd.	Cayman
Vale Power S.A.	Switzerland
Vale Shipping Holding Pte. Ltd	Singapore
Vale Soluções em Energia S.A	Brazil
Vale Switzerland S.A	Switzerland
Vale Taiwan Limited	Taiwan
Vale Technology Developments (Canada) Limited	Canada
Vale Zambia Limited	Zambia